UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 19, 2015

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of principal executive offices) (Zip Code)

(303) 986-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On May 19, 2015, Sandra Buffa, Chief Financial Officer of Natural Grocers by Vitamin Cottage, Inc. (the “Company”), established a new trading plan (the “Plan”) in accordance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”). Rule 10b5-1 permits an individual who is not then in possession of material nonpublic information to establish a prearranged plan to buy or sell stock under specified conditions, regardless of any subsequent material nonpublic information.

Under the Plan, Ms. Buffa intends to sell up to a specific number of shares of the Company’s common stock beginning on June 2, 2015 and continuing from time to time until the earlier of June 1, 2016 or until all shares have been sold, subject to the market price of the Company’s common stock. This process will facilitate the orderly sale of such shares for personal financial planning purposes with the goal of minimizing any market impact and avoiding any concerns about the timing of the transactions.

The Plan was adopted during the Company’s unrestricted trading window, and was approved by a compliance officer of the Company in accordance with the Company’s Insider Trading Policy. Any transactions made under the Plan will be disclosed on Form 4 filings with the Securities and Exchange Commission.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2015

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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